                                                                [EXECUTION COPY]


                                THIRD AMENDMENT
                                 TO SHORT TERM
                           REVOLVING CREDIT AGREEMENT

       This THIRD AMENDMENT TO SHORT TERM REVOLVING CREDIT AGREEMENT, dated as of July 1, 1993 (this "Amendatory Agreement"), among HANDY & HARMAN, a New York corporation ("the Borrower"), certain financial institutions signatories hereto (the "Lenders"), THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A. and CHEMICAL BANK, as the co-agents (collectively referred to herein as the "Co-Agents") and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent"),

                              W I T N E S S E T H:

       WHEREAS, the Borrower, the Lenders, the Co-Agents and the Administrative Agent are parties to a Short Term Revolving Credit Agreement, dated as of March 16, 1992 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

       WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided and to add Fleet National Bank as a Lender (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

       NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                     PART I
                                  DEFINITIONS

       SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

       "Administrative Agent" is defined in the preamble.

       "Amendatory Agreement" is defined in the preamble.

       "Borrower" is defined in the preamble.

       "Co-Agents" is defined in the preamble.

       "Credit Agreement" is defined in the second recital.
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       "Existing Credit Agreement" is defined in the first recital.

       "Lenders" is defined in the preamble.

       SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                                    PART II
                               AMENDMENTS TO THE
                           EXISTING CREDIT AGREEMENT

       Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with SUBPARTS 2.1 through 2.2; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

       SUBPART 2.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1. through 2.1.3.

       SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definition in such Section in the appropriate alphabetical sequence:

              "Third Amendment" means the Third Amendment, dated as of July 1, 1993, to this Agreement among the Borrower, the Lenders party thereto (including Fleet National Bank), the Co-Agents and the Administrative Agent.

       SUBPART 2.1.2. Section 1.1 in its entirety, of the Existing Credit Agreement is further amended by deleting in their entirety the definitions of "Loan Commitment Amount", "Percentage" and "Stated Maturity Date" appearing in such Section, and inserting the following definitions in place thereof:

              "Loan Commitment Amount" means, on any day, $53,750,000, as such amount may be reduced from time to time pursuant to Section 2.2.

              "Percentage" means, relative to any Lender, the percentage set forth on Schedule I attached to the Third Amendment to this Credit Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) pursuant to Section 10.11.1.

              "Stated Maturity Date" means June 30, 1994, as such date may be extended pursuant to Section 2.6; provided, that


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       in no event shall the Stated Maturity Date be extended beyond the Stated
       Maturity Date (as such term is defined in the Long Term Credit
       Agreement) of the Indebtedness outstanding under the Long Term Credit Agreement.

       SUBPART 2.2. Amendments to Article X. Article X of the Existing Credit Agreement is hereby amended in accordance with Subpart 2.2.1.

       SUBPART 2.2.1. The tenth line following Clause (c) of Section 10.11.1 of the Existing Credit Agreement is hereby amended by adding the phrase ", or if less, all of such Lender's Loans and Commitment" immediately after the parenthetical "(such amount to be reduced pro rata by any permanent reductions in the amount of the Commitment)".


                                    PART III
                          CONDITIONS TO EFFECTIVENESS

       SUBPART 3.1. Third Amendment Effective Dates. This Amendatory Agreement shall become effective as set forth below when each of the applicable conditions set forth in this SUBPART 3.1 shall have been satisfied.

       SUBPART 3.1.1. Execution of Counterpartys. (a) With respect to the effectiveness of SUBPART 2.1 hereof the Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and all of the Lenders.

       (b) With respect to the effectiveness of SUBPART 2.2 hereof the Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and the Required Lenders.

       SUBPART 3.1.2. Addition of Fleet National Bank as Lender. SUBPART 2.1 shall become effective only upon (i) the receipt by the Administrative Agent of an executed counterpart of this Amendatory Agreement from Fleet National Bank signifying its agreement to become a Lender under the Credit Agreement and (ii) payment by Fleet National Bank to the Administrative Agent for the account of the other Lenders an amount of funds necessary that, after giving effect to a pro rata distribution of such funds to the other Lenders, each Lender's Percentage (after giving effect to the effectiveness of SUBPART 2.1 hereof) of all outstanding Loans and participations in Letters of Credit shall not be exceeded.

       SUBPART 3.1.3. New Revolving Loan Notes. SUBPART 2.1 hereof shall only become effective upon the receipt by Fleet Bank, N.A. and The Daiwa bank, Limited from the Borrower of a new Revolving



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Loan Note in a principal amount equal to such Lender's new Percentage of the
Loan Commitment Amount.

       SUBPART 3.1.4. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Administrative Agent and its counsel.


                                    PART IV
                                 MISCELLANEOUS

       SUBPART 4.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

       SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

       SUBPART 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

       SUBPART 4.5. Costs and Expenses. The Borrower agrees to pay all costs and expenses incurred by the Administrative Agent (including fees and out-of-pocket expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendatory Agreement and the other agreements entered into in connection herewith.

       SUBPART 4.6. Representations, No Default, etc. As of the date of effectiveness of the respective SUBPARTS hereof, the Borrower hereby represents and warrants that

              (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7) are true and correct in all




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       material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

              (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement,

                     (i) no litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect the Borrower's, or the Borrower and its Subsidiaries' taken as a whole, businesses, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of the Credit Agreement, the Notes or any other Loan Document; and

                     (ii) no development has occurred in any litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which may reasonably be expected to materially adversely affect the businesses, operations, assets, revenues, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

              (c)  no Default has occurred and is continuing.

       SUBPART 4.7. Limited Waiver, etc. No amendment, waiver or approval by the Issuer or any Lender under this Amendatory Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing Credit Agreement shall







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remain in full force and effect, without amendment or other modification.

       SUBPART 4.8. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.














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       IN WITNESS WHEREOF, the parties hereto have caused this Amendatory
Agreement to be executed by their respective authorized officers as of the day and year first above written.


                                    HANDY & HARMAN
                                    By /s/ Stephen B Mudd
                                      -------------------------
                                      Title: Vice-President & Treasurer


                                    THE BANK OF NOVA SCOTIA,
                                      in its capacity as Administrative
                                      Agent, Co-Agent and Lender


                                    By  /s/ Stephen Lockhart
                                      -------------------------
                                      Title: Vice-President



                                    THE CHASE MANHATTAN BANK, N.A.,
                                      in its capacity as
                                        Co-Agent and Lender


                                    By /s/ Edward J. McNulty
                                      -------------------------
                                      Title: Managing Director



                                    CHEMICAL BANK, in its capacity
                                    as Co-Agent and Lender


                                    By /s/ Raymond G. Dunning
                                      -------------------------
                                      Title: Vice President



                                    THE BANK OF NEW YORK


                                    By /s/ Ken Sneider
                                      -------------------------
                                      Title: Vice President


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                                    LTCB TRUST COMPANY


                                    By  /s/ Ichiro Murakami
                                      -----------------------------
                                      Title: Vice President



                                    THE BANK OF TOKYO TRUST COMPANY


                                    By /s/ Jeffrey Millar
                                      -----------------------------
                                      Title: Vice President



                                    NBD BANK, N.A.


                                    By /s/ Anna R. Hoffman
                                      -----------------------------
                                      Title: Vice President



                                    WESTPAC BANKING CORPORATION


                                    By /s/ Mark S. Olin
                                      -----------------------------
                                      Title: Vice President



                                    SHAWMUT BANK CONNECTICUT


                                    By /s/ Robert M. Surdam, Jr.
                                      ------------------------------
                                      Title: Vice President



                                    THE FUJI BANK LTD.

                                    By /s/ Y. Shiotsuga
                                      ------------------------------
                                      Title: Vice President and Manager



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                                    GIROCREDIT BANK (FKA GIROZENTRALE UND
                                    BANK DER OSTERREICHISCHEN SPARKASSEN AG)


                                    By /s/ Dhuane G. Stephens
                                      ----------------------------
                                      Title: Vice President

                                    By /s/ Lalit Malhotra
                                      -----------------------------
                                      Title: Lalit Malhotra
                                             Senior Vice President

                                    IBJ SCHRODER BANK & TRUST COMPANY


                                    By /s/ David G. Goodall
                                      -------------------------------
                                      Title: Assistant Vice President



                                    FLEET BANK, N.A.


                                    By /s/ John V. Rubin
                                      -------------------------------
                                      Title: Vice President




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                                                                      SCHEDULE I
                                                            (to Third Amendment)



NAME OF LENDER                                                            PERCENTAGE
- --------------                                                            ----------
The Bank of Nova Scotia                                                  11.627906977%

The Chase Manhattan Bank, N.A.                                           11.627906977%

Chemical Bank                                                            11.627906977%

The Bank of New York                                                      9.302325581%

LTCB Trust Company                                                        9.302325581%

The Bank of Tokyo Trust Company                                           6.976744186%

NBD Bank, N.A.                                                            6.976744186%

Westpac Banking Corporation                                               6.976744186%

Fleet Bank, N.A.                                                          6.976744186%

Shawmut Bank Connecticut                                                  4.651162791%

The Fuji Bank Ltd.                                                        4.651162791%

Girocredit Bank (FKA Girozentrale und
  Bank der Osterreichischen Sparkassen AG                                 4.651162791%

IBJ Schroder Bank & Trust Company                                         4.651162791%